As filed with the Securities and Exchange Commission on June 3, 2020.

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLARIVATE Plc

(Exact Name of Registrant as Specified in Its Charter)

Jersey, Channel Islands	7374	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	Friars House, 160 Blackfriars Road London, SE1 8EZ United Kingdom +44 207 4334000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vistra USA, LLC 888 Seventh Avenue, 5th Floor New York, New York 10016 Telephone: (212) 500-6259
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Joseph A. Hall Davis Polk & Wardwell llp 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Daniel J. Bursky Meredith L. Mackey Fried, Frank, Harris, Shriver & Jacobson llp One New York Plaza New York, New York 10004 Phone: (212) 859-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-238848

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Ordinary shares	9,200,000	$22.28	$204,976,000	$26,606

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the ordinary shares as reported on the New York Stock Exchange on May 27, 2020.
(2)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-238848. A total of 46,000,000 of securities were registered under Registration Statement No. 333-238848. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-238848 exceed 55,200,000.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by Clarivate Plc (the “Company”) with the Securities and Exchange Commission (the “Commission”) to register an additional 9,200,000 ordinary shares of the Company pursuant to Rule 462(b), promulgated under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1 (File No. 333-238848), initially filed with the Commission on June 1, 2020, which was declared effective by the Commission on June 3, 2020, including each of the documents filed by the Company with the Commission and all the exhibits thereto.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1*	Opinion of Ogier

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of KNAV P.A.

23.3*	Consent of Ogier (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this Registrant’s Registration Statement on Form S-1 (File No. 333-238848) filed with the Commission on June 1, 2020 and incorporated herein by reference)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on June 3, 2020.

Clarivate Plc

By:	/s/ Jerre Stead
	Name:	Jerre Stead
	Title:	Executive Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 3, 2020 in the capacities indicated.

Name	Title

*	Executive Chairman and Chief Executive Officer (principal executive officer)
Jerre Stead

*	Chief Financial Officer (principal financial officer)
Richard Hanks

*	Chief Accounting Officer (principal accounting officer)
Christie Archbold

*	Director
Sheryl von Blucher

*	Director
Kosty Gilis

*	Director
Balakrishnan S. Iyer

*	Director
Michael Klein

*	Director
Nicholas Macksey

*	Director
Karen G. Mills

*	Director
Anthony Munk

Name	Title

*	Director
Jane Okun Bomba

*	Director
Charles J. Neral

*	Director
Richard W. Roedel

*By	/s/ Jerre Stead	Attorney-in-Fact
Jerre Stead

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Clarivate Plc, has signed this registration statement in the City of New York, State of New York, on the 3rd day of June, 2020.

VISTRA USA, LLC

By:	/s/ Waldo Mercado
	Name:	Waldo Mercado
	Title:	Manager, International Operations